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                       Columbia Insurance Corporation, LTD
                                  Balance Sheet
                               As of June 30, 2002
                                     ($000)


ASSETS

Investment and other assets                                      11,349
                                                              ----------

Current Assets

      Cash and temporary cash investments                        22,542
      Accounts receivable, net
          Intercompany                                                4
          Other                                                     197
      Prepayments                                                 2,619
                                                              ----------
Total Current Assets                                             25,362
                                                              ----------

Deferred Charges                                                  1,527
                                                              ----------

TOTAL ASSETS                                                     38,237
                                                              ==========


CAPITALIZATION AND LIABILITIES

Capitalization
      Common Stock Equity
           Common stock                                             370
          Additional paid-in capital                              1,142
          Unrealized gain/(loss) on investments                     172
          Retained earnings                                       4,102
                                                              ----------
Total Capitalization                                              5,787
                                                              ----------

Current Liabilities
      Accounts and drafts payable                                    77
      Intercompany accounts payable                                   -
      Accrued taxes                                               1,711
      Other                                                         516
                                                              ----------
Total Current Liabilities                                         2,303
                                                              ----------

Other Liabilities and Deferred Credits                           30,148
                                                              ----------

TOTAL CAPITALIZATION AND LIABILITIES                             38,237
                                                              ==========



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                       Columbia Insurance Corporation, LTD
                                Income Statement
                           Year-to-Date, June 30, 2002
                                     ($000)


Operating Revenues                                         3,855

Operating Expenses                                         4,361
                                                     ------------

Operating Income                                            (506)
                                                     ------------

Other Income (Deductions)
      Interest income and other, net                         461
                                                     ------------
Total Other Income (Deductions)                              461
                                                     ------------

Income Before Income Taxes                                   (45)

Income Taxes                                                 (16)
                                                     ------------

Net Income                                                   (29)
                                                     ============